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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form S-1/A of our report dated May 12, 2006 relating to the financial statements of Merkel-McDonald, Inc. dba The Chippery, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Austin, Texas
August 2, 2006

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CONSENT OF INDEPENDENT ACCOUNTANTS